INSIGHT ENTERPRISES, INC.

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Insight Enterprises, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Timothy A. Crown, Chief Executive Officer of the Company and Stanley Laybourne, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Timothy A. Crown

Timothy A. Crown
Chief Executive Officer
May 10, 2004

By:	/s/ Stanley Laybourne

Stanley Laybourne
Chief Financial Officer
May 10, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Insight Enterprises, Inc. and will be retained by Insight Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.